SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: July 3, 2007

(Date of earliest event reported)

INCENTRA SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-16031	86-0793960
(Commission File No.)	(I.R.S. Employer Identification No.)

1140 Pearl Street

Boulder, Colorado 80302

(Address of principal executive offices; zip code)

(303) 449-8279

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01	Entry Into A Material Definitive Agreement

Effective July 3, 2007, we entered into an omnibus amendment (the “RAB Amendment”) with RAB Special Situations ( Master) Fund Limited for the purpose of amending two Convertible Term Notes and two Common Stock Warrants held by RAB, each dated June 26, 2006 . Also effective July 3, 2007, we entered into an amendment (the “Blueline Amendment”) with Blueline Capital Partners II, LP for the purpose of amending a Convertible Term Note held by Blueline dated July 3, 2006.

Under the terms of the RAB Amendment, the maturity dates for the Convertible Term Notes held by RAB were extended from June 26, 2007 to December 31, 2007 at which time all principal and accrued interest is due. The expiration dates for the Common Stock Warrants were extended from June 26, 2007 to June 26, 2011.

Under the terms of the Blueline Amendment, the maturity date for the Convertible Term Note held by Blueline was extended from July 3, 2007 until December 31, 2007 at which time all principal and accrued interest is due.

The above descriptions of the RAB Amendment and the Blueline Amendment are not complete descriptions of all of the terms of such amendments and are qualified in their entirety by reference to the actual agreements, copies of which are included as exhibits to this Current Report on Form 8-K.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The disclosures contained in Item 1.01 are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Omnibus Amendment, dated July 3, 2007 between Incentra Solutions, Inc. and RAB Special Situations (Master) Fund Limited.

10.2	Amendment dated July 3, 2007 between Incentra Solutions, Inc. and Blueline Capital Partners II, LP.

10.3	Common Stock Purchase Warrant dated July 5, 2007 between Incentra Solutions, Inc. and Credit Suisse Client Nominees (UK) Limited.

10.4	Common Stock Purchase Warrant dated July 5, 2007 between Incentra Solutions, Inc. and Credit Suisse Client Nominees (UK) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INCENTRA SOLUTIONS, INC.

Date: July 10, 2007	By:	/s/ Thomas P. Sweeney III Thomas P. Sweeney III Chief Executive Officer